UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2018

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512)-329-2643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                      Entry Into a Material Definitive Agreement.

From August 13, 2018 through August 16, 2018, BioSig Technologies, Inc. (the “Company”) consummated a series of private placement offerings, pursuant to which the Company issued certain accredited investors (the “Investors”) an aggregate of (i) 1,234,321 shares (the “Investor Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase up to an aggregate of 617,172 shares of Common Stock in exchange for aggregate consideration of approximately $2,839,226 (the “Private Placement”). The warrants issued to the Investors consisted of (i) nine-month warrants to purchase one quarter of one share of Common Stock (“Series A Warrants”) and (ii) three-year warrants to purchase one quarter of one share of Common Stock (“Series B Warrants” and together with the Series A Warrants, the “Investor Warrants”). The Series A Warrants are initially exercisable at a price of $1.50 per share and the Series B Warrants are initially exercisable at a price of $2.74 per share. Each Investor Share was sold together with one Series A Warrant and one Series B Warrant at a price of $2.28 per Investor Share and accompanying Investor Warrants. The Investor Shares and Investor Warrants were issued and sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) and various ancillary documents in support thereof with the Investors.

In connection with the Private Placement, the Company will pay Laidlaw & Company (UK) Ltd., a FINRA-registered broker dealer (the “Placement Agent”), an aggregate of approximately $150,035 in cash compensation, representing commissions and fees (including legal fees). In addition, the Company will issue to the Placement Agent (or its designees) Series A Warrants to purchase up to 142,586 shares of Common Stock and Series B Warrants to purchase up to 142,586 shares of Common Stock.

The following is a brief summary of each of the Purchase Agreement and the Investor Warrants.

Purchase Agreement

The Purchase Agreement provides for the purchase by the Investors and the sale by the Company of the Investor Shares and the Investor Warrants. The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type.

The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

●

The Company is required to use the proceeds from the transaction for general corporate purposes including, but not limited to, growth initiatives and capital expenditures. The Company may not use any of the proceeds from the transaction (i) for the repayment of debt, (ii) for the redemption or repurchase of any equity securities, or (iii) for the settlement of any claims, actions or proceedings against the Company.

●

The Company is required to ensure that, on a continuous basis, there is a sufficient number of shares authorized that equals or exceeds the maximum aggregate number of shares of Common Stock issued or potentially issuable in the future pursuant to the Private Placement, ignoring any exercise limits set forth therein, and all such shares of Common Stock are required to be approved for listing on the Company’s principal trading market.

●

The Company agreed to use commercially reasonable efforts to cause its Common Stock to be listed and registered on a national securities exchange or quoted on the automated quotation system of a national securities association as soon as reasonably practicable following the final closing of the Private Placement.

The Purchase Agreement also obligates the Company to indemnify the Investors for certain losses resulting from (i) any breach of any representation or warranty made by the Company or any obligation of the Company, and (ii) certain third party claims.

Investor Warrants

The Investor Warrants were immediately exercisable when issued and, in the aggregate, entitle the Investors to purchase up to approximately 617,172 shares of Common Stock. The Series A Warrants have an initial exercise price of $1.50 per share, payable in cash, and expire nine months from the initial exercise date. The Series B Warrants have an initial exercise price of $2.74 per share, payable in cash, and expire three years from the initial exercise date.

The Investor Warrants require payments to be made by the Company for failure to timely deliver the shares of Common Stock issuable upon exercise. The Investor Warrants also contain limitations on exercise, including the limitation that any Investor may not exercise its Investor Warrants to the extent that upon exercise, such Investor, together with its affiliates, would beneficially own in excess of 4.99% of the Company’s outstanding shares of Common Stock (subject to an increase, upon at least 61 days’ notice by such Investor to the Company, of up to 9.99%).

Anti-Dilution Protection

The exercise price of the Investor Warrants and the number of shares issuable upon exercise of the Investor Warrants are subject to adjustments for dividends, stock splits, combinations or similar events.

Fundamental Transactions

Upon the occurrence of a transaction involving a change of control the holders of the Investor Warrants will have the right to receive upon exercise, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such change of control, the number of shares of common stock of the successor, acquiring corporation, or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such change of control by a holder of the number of shares of Common Stock for which the Investor Warrants were exercisable immediately prior to such change of control.

The Investor Shares and Investor Warrants issued and sold to the Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

The descriptions of the Purchase Agreement and Investor Warrants above are qualified in their entirety by reference to the full text of the Purchase Agreement and the Investor Warrants, filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01                      Other Events.

Since July 1, 2018, the Company has received aggregate proceeds of $454,000 from the exercise of outstanding option to purchase Common Stock and $1,299,790 from the exercise of outstanding warrants to purchase Common Stock (together, the “Exercises”). The aggregate proceeds to the Company in connection with the Private Placement and the Exercises is approximately $4.6 million.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: August 16, 2018                                     By:  /s/ Kenneth L. Londoner

Name: Kenneth L. Londoner

Title: Chairman and Chief Executive Officer